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                                                                   EXHIBIT 10.52


                                    GUARANTEE


               GUARANTEE dated as of March 5, 1999, made by SAFESKIN CORPORATION, a Florida corporation (the "Company") and the other parties hereto, as joint and several guarantors hereunder (together with the Company and any other Subsidiary of the Company that may become a party hereto as provided herein, the "Guarantors" and individually, a "Guarantor"), in favor of the Beneficiaries (as hereinafter defined).


                              Preliminary Statement

               The Guarantors wish to induce (i) the Lenders to enter into the Credit Agreement and the other Operative Agreements to which they are party; and
(ii) the Investor to enter into the Participation Agreement (as hereinafter defined) and the other Operative Agreements to which it is a party.

               NOW, THEREFORE, in consideration of the premises contained herein and to induce (i) the Lenders to enter into the Credit Agreement and the other Operative Agreements to which they are party; and (ii) the Investor to enter into the Participation Agreement and the other Operative Agreements to which it is a party, the Guarantors hereby agree for the benefit of the Agent, for the ratable benefit of the Lenders, and the Investor and their respective successors and assigns (individually a "Beneficiary", collectively, the "Beneficiaries"), as follows:

               1. Defined Terms. (a) Capitalized terms not otherwise defined herein (including in the Preliminary Statement) shall have the meanings ascribed to them in Annex A to the Participation Agreement dated as of the date hereof among Safeskin Real Estate Incorporated (the "Lessee"), Union Bank of California, N.A., not in its individual capacity but solely as Trustee (the "Lessor"), Bankers Commercial Corporation (the "Investor"), the Trust Company, Union Bank of California, N.A., as agent (the "Agent") and the several banks and financial institutions from time to time party thereto (the "Lenders"), as the same may from time to time be amended, supplemented or otherwise modified (the "Participation Agreement"), and the rules of usage set forth in Annex A to the Participation Agreement shall apply to this Guarantee.

               (b) As used herein, the following terms shall have the following meanings:

                      "Contribution Obligations" means the collective reference to the outstanding amount of the Investor Contributions and the Investor Yield with respect thereto and all rights of the Investor to receive distributions under the Trust Agreement and any of the other Operative Agreements.


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                      "Guaranteed Obligations" means the collective reference to
(i) the Note Obligations and (ii) the Contribution Obligations and, with respect to each such obligation, interest accruing thereon at the applicable rate provided in the Operative Agreements after maturity and interest accruing at the then applicable rate provided in the Operative Agreements after the filing of any petition in bankruptcy, or the commencement of an insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether such obligations are direct or indirect, absolute or contingent, due or to become due, or now existing or hereinafter incurred, which may arise, under, out of or in connection with any of the Operative Agreements, any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, Investor Contributions or Investor Yield, reimbursement obligations, fees, indemnities, costs, expenses, or payment obligations (including, without limitation, all fees and disbursements of counsel to any of the Beneficiaries).

                      "Note Obligations" means the collective reference to the unpaid principal of and interest on the Notes and all other payment obligations and liabilities of the Lessor to the Agent and the Lenders under the Notes, the Credit Agreement and any of the other Operative Agreements.

               2. Guarantee. (a) Subject to the provisions of paragraph 2(b) and
(c), the Guarantors hereby, jointly and severally, unconditionally and irrevocably guaranty to the Beneficiaries and their respective successors, endorsees, transferees and assigns the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.

               (b) Anything to the contrary notwithstanding, (i) if a Construction Risk Event has occurred and if no other Lease Event of Default or Lease Default has occurred and is continuing at such time, the obligations of the Guarantors hereunder shall be limited to the Note Obligations in the amount of the Non-Completion Amount and (ii)(A) if no Lease Event of Default or Lease Default on the Maturity Date has occurred and is continuing, the obligations of the Guarantors hereunder shall be limited to the unpaid principal of and interest on the Tranche A Notes and (B) if any Lease Event of Default or Lease Default on the Maturity Date (other than or in addition to a Construction Risk Event) has occurred and is continuing, the Guarantors shall be liable for the Guaranteed Obligations.

               (c) Anything herein or in any other Operative Agreement to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Operative Agreement shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

               (d) Each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Guaranteed Obligations are paid in full and the Commitments are terminated.


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               (e) Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Agent or any Lender hereunder.

               (f) No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments (other than payments made by such Guarantor in respect of the Guaranteed Obligations or payments received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor as set forth in this Section 2 until the Guaranteed Obligations are paid in full and the Commitments are terminated.

               3. Right of Set-off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower, the Guarantors or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Agent or such Lender (including without limitation, by branches and agencies of the Agent or such Lender wherever located) to or for the credit or the account of the Guarantors against and on account of the obligations and liabilities of the Guarantors hereunder or under any of the other Operative Agreements, and all other claims of any nature or description arising out of or connected with this Guarantee or any other Operative Agreement, irrespective of whether the Agent or such Lender shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The Agent and each Lender agrees promptly to notify the Guarantors and the Agent after any such set-off and application made by the Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

               4. No Subrogation. Notwithstanding any payment or payments made by the Guarantors hereunder or any set-off or application of funds of the Guarantors by any Lender, no Guarantor shall be entitled to exercise or enforce any subrogation rights of the Agent or any Lender against the Borrower or any other Person or any collateral security or guarantee or right of offset held by the Agent or any Lender for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Person in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent and the Lenders by the Borrower on account of the Guaranteed Obligations and all amounts owing hereunder are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations and all amounts owing hereunder shall not have been paid in full or the Commitments shall not have been terminated, such amount shall be held by such


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Guarantor in trust for the Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in Section
8.2 of the Credit Agreement.

               5. Amendments, etc. with respect to the Guaranteed Obligations; Waiver of Rights. The Guarantors shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantors and without notice to or further assent by the Guarantors, any demand for payment of any of the Guaranteed Obligations made by the Agent or any Lender may be rescinded by such party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, and the Credit Agreement, the Participation Agreement and the other Operative Agreements may be amended, modified, supplemented or terminated, in whole or in part, as the Agent (or the Required Lenders, as the case may be) may deem advisable from time to time in accordance with the terms thereof, and any collateral security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantors, the Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Agent or any Lender to make any such demand or to collect any payments from the Borrower or any other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantors from their obligations under this Guarantee, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Lender against the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

               6. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and such Guarantor, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives any right it may have to require the Agent or any of the Lenders to proceed against the Lessor, the Lessee or any other Person, to proceed against or exhaust any security held from the Lessor, the Lessee or any other Person, or pursue or exhaust any other remedy available to the Agent or any Lender. Each Guarantor waives all statutes of limitations as a defense to any action or proceeding brought by the Agent or any Lender against any Guarantor. Each Guarantor waives any defense based on (i) any claim that any Guarantor's obligations exceed or are more burdensome than those of the Lessor, the Lessee or any other Person; (ii) any legal disability of


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the Lessor, the Lessee or any other Person, (iii) any release, discharge, modification, impairment or limitation of the liability of the Lessor, the Lessee or any other Person, or (iv) any amendment, modification, termination, release, cancellation, or other change to any of the Guaranteed Obligations. Before signing this Guaranty, the Guarantors investigated the financial condition and business operations of the Lessor and the Lessee, the present and former condition, uses and ownership of any real property security, and such other matters as the Guarantors deemed appropriate to assure themselves of the Lessor's and the Lessee's ability to discharge the Guaranteed Obligations. The Guarantors assume full responsibility for that due diligence, as well as for keeping informed of all matters which may affect the Lessor's and the Lessee's ability to pay and perform their respective obligations. The Agent and the Lenders have no duty to disclose to the Guarantors any information which they may have or receive about the Lessor's or the Lessee's financial condition or business operations, the condition or uses of any such property, or any other circumstances bearing on the Lessor's or the Lessee's ability to perform. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or such Guarantor with respect to the Guaranteed Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee and surety of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any other Operative Agreement, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or such Guarantor against the Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and the Lenders against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon such Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Agent and the Lenders, and their respective successors, endorsees, transferees and assigns, until all the Guaranteed Obligations and the obligations of such Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Guaranteed Obligations.

               7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Agent or


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any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantors, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantors or any substantial part of its property, or otherwise, all as though such payments had not been made.

               8. Payments. The Guarantors hereby guarantee that payments hereunder will be paid to the Agent without set-off or counterclaim in Dollars at the office of the Agent located at Union Bank of California, N.A., San Diego Commercial Banking Office, 530 "B" Street, 4th Floor, S-420, San Diego, California 92101-4407.

               9. Representations and Warranties. Each of the Guarantors represents and warrants to each of the Beneficiaries as of the Initial Closing Date as follows:

                (a) Existence and Qualification; Power; Compliance With Laws. The Company is a corporation duly formed, validly existing and in good standing under the Laws of Florida. The Company is duly qualified or registered to transact business and is in good standing in California and each other jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. The Company has all requisite power and authority to conduct its business, to own and lease its properties and to execute and deliver each Operative Agreement to which it is a Party and to perform the Guaranteed Obligations. The chief executive offices of the Company are located in California. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. The Company is in compliance with all Laws and other Legal Requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Authority that are necessary for the transaction of its business, except where the failure so to comply, obtain authorizations, etc., file, register, qualify to obtain exemptions does not constitute a Material Adverse Effect.

                (b) Authority; Compliance With Other Agreements and Instruments and Government Regulations. The execution, delivery and performance by the Company and the Subsidiary Guarantors of the Operative Agreements to which it is a Party have been duly authorized by all necessary corporate action, and do not and will not:

                      (i) Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of such Party;

                      (ii) Violate or conflict with any provision of such Party's charter, articles of incorporation or bylaws, as applicable;


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                      (iii) Result in or require the creation or imposition of
        any Lien (other than pursuant to the Operative Agreements) or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

                      (iv) Violate any Requirement of Law applicable to such Party;

                      (v) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

and such Party is not in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 9(b)(v), in any respect that constitutes a Material Adverse Effect.

                (c) No Governmental Approvals Required. Except as previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Authority is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by the Company or any Subsidiary Guarantor of the Operative Agreements to which it is a Party.

                (d) Subsidiaries.

                      (i) Schedule 9(d) hereto correctly sets forth the names, form of legal entity, number of shares of capital stock issued and outstanding, number of shares owned by the Company or a Subsidiary of the Company (specifying such owner) and jurisdictions of organization of all Subsidiaries of the Company and specifies which thereof, as of the Initial Closing Date, are Inactive Subsidiaries. Except as described in
        Schedule 9(d), the Company does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interest in any Person. Unless otherwise indicated in Schedule 9(d), all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by the Company, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens, except for Permitted Encumbrances and other Liens permitted under
        Section 10(b)(iv) of this Guarantee.

                      (ii) Each Subsidiary is a legal entity of the type described in Schedule 9(d) duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary (except where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its properties.


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                      (iii) Each Subsidiary is in compliance with all Laws and
        other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Authority that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

                (e) Financial Statements. The Company has furnished to the Beneficiaries (i) the audited financial statements of the Company for the Fiscal Year ended December 31, 1997 and (ii) the unaudited balance sheet and statement of operations of the Company for the Fiscal Quarter ended September 30, 1998. The financial statements described in clause
        (i) fairly present in all material respects the financial condition, results of operations and changes in financial position, and the balance sheet and statement of operations described in clause (ii) fairly present the financial condition and results of operation of the Company as of such dates and for such periods in conformity with GAAP consistently applied, subject only to normal year-end accruals and audit adjustments.

                (f) No Other Liabilities; No Material Adverse Changes. The Company and its Subsidiaries do not have any material liability or material contingent liability required under GAAP to be reflected or disclosed, and not reflected or disclosed, in the balance sheet described in Section 9(e)(ii), other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. Except as set forth in Schedule 9(f) attached, as of the Initial Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since September 30, 1998.

                (g) Title to and Location of Property. The Company and its Subsidiaries have valid title to their respective property (other than assets which are the subject of a Capital Lease Obligation) reflected in the balance sheet described in Section 9(e)(ii), other than items of property or exceptions to title which are in each case immaterial and property subsequently sold or disposed of in the ordinary course of business. Such property is free and clear of all Liens and Rights of Others, other than Liens or Rights of Others described in Schedule 9(g)(A) and Permitted Encumbrances and Permitted Rights of Others or other Liens permitted under Section 10(b)(iv) of this Guarantee. All property of the Company and its Subsidiaries is located at one of the locations described in Schedule 9(g)(B).

                (h) Intangible Assets. The Company and its Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses as now operated, and no such Intangible Asset, to the best knowledge of the Company, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect. Except as set forth in Schedule 7.3(h), the Company has not used any trade name, trade style or "dba" during the five year period ending on the Initial Closing Date.


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                (i) Public Utility Holding Company Act. Neither the Company nor
        any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                (j) Litigation. Except for (i) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so,
        (ii) any matter, or series of related matters, involving a claim against the Company or any of its Subsidiaries of less than $1,000,000, (iii) matters of an administrative nature not involving a claim or charge against the Company or any of its Subsidiaries and (iv) matters set forth in Schedule 9(j), there are no actions, suits, proceedings or investigations pending as to which the Company or any of its Subsidiaries have been served or have received notice or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any property of any of them before any Governmental Authority.

                (k) Binding Obligations. Each of the Operative Agreements to which the Company and any Subsidiary Guarantor is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws to equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

                (l) No Default. No event has occurred and is continuing that is a Default or Event of Default.

                (m) ERISA.

                      (i) With respect to each Pension Plan:

                         (a) such Pension Plan complies in all material respects
                    with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                         (b) such Pension Plan has not incurred any "accumulated
                    funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                         (c) no "reportable event" (as defined in Section 4043
                    of ERISA, but excluding such events as to which the PBGC has by regulation waived the requirement therein contained that it be notified within thirty days of the occurrence of such event) has occurred that could reasonably be expected to have a Material Adverse Effect; and


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                         (d) neither the Company nor any of its Subsidiaries has
                    engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

                      (ii) Neither the Company nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

                (n) Regulation U; Investment Company Act. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulation U. Neither the Company nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

                (o) Disclosure. No written statement made by a Senior Officer to the Agent or any Lender in connection with this Guarantee, or in connection with any Requisition, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

                (p) Tax Liability. The Company and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by the Company or any of its Subsidiaries, except
        (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material property of the Company or any of its Subsidiaries is at impending risk of being seized, levied upon or forfeited.

                (q) Projections. As of the Initial Closing Date, to the best knowledge of the Company, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to the Company, and the Projections are reasonably based on such assumptions. Nothing in this Section 9(q) shall be construed as a representation or covenant that the Projections in fact will be achieved.

                (r) Hazardous Materials. Except as described in Schedule 9(r), as of the Initial Closing Date (a) neither the Company nor any of its Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the real property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect,
        (b) to the best knowledge of the Company, no condition exists that violates any Hazardous Material Law affecting any real property except for such violations that would not individually or in the aggregate constitute a Material Adverse Effect, (c) no real property or any portion thereof is or has been utilized by the Company or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by the Company or any of its Subsidiaries on any real property, or transported to or from such real property by the Company or any of its Subsidiaries, such use, generation, storage and transportation are in compliance with all Hazardous Materials Laws except for such non-compliance that would not constitute a Material Adverse Effect or be materially adverse to the interests of the Beneficiaries.

                (s) Security Interests. Upon the execution and delivery of the Security Agreement, the Security Agreement will create a valid first priority security interest in the Collateral described therein securing the Guaranteed Obligations, the Corporate Credit Agreement Obligations and the Senior Secured Note Obligations (subject only to Permitted Encumbrances, Permitted Rights of Others and other matters permitted by
        Section 6.9 of the Corporate Credit Agreement and to such qualifications and exceptions as are contained in the Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of a financing statement or with respect to the creation of security interests in property to which Division 9 of the Uniform Commercial Code does not apply) and all actions necessary to perfect the security interest so created, other than filing of the UCC-1 financing statements delivered to the Collateral Agent pursuant to Section 8.1 of the Corporate Credit Agreement with the appropriate Governmental Authority, have been taken and completed. Upon the execution and delivery of the Pledge Agreement, the Pledge Agreement will create a valid first priority security interest in the Pledged Collateral and upon delivery of the Pledged Collateral to the Collateral Agent all action necessary to perfect the security interest so created will have been taken and completed.

               10. Covenants. (a) The Guarantors hereby agree that all of the covenants of the Company set forth in Article 5, Article 6 and Article 7 of the Corporate Credit Agreement, as amended, supplemented or otherwise modified from time to time, are hereby expressly incorporated by reference in this Guarantee as though set forth in full in this Guarantee. Capitalized terms used in said
Article 5, Article 6 and Article 7 shall have the meanings given to such terms in Article 1 of the Corporate Credit Agreement, except that all references in said Articles to the "Borrower" shall mean the Company and to the "Administrative Agent" shall mean the Agent. The Guarantors further agree that all affirmative and negative covenants of the Company which may hereafter be set forth in any Replacement Corporate Credit Agreement, as amended, supplemented or otherwise modified from time to time, shall be incorporated by reference in this Guarantee as though set forth in full in this Guarantee. In the event that the Corporate Credit Agreement or any Replacement Corporate Credit Agreement shall terminate (other than as a result of a Lease Event of Default set forth in Section 17.1(i) of the Lease) without being replaced by a Replacement Corporate Credit Agreement, such covenants as they exist on the date of such termination shall remain in effect and incorporated herein as though set forth in full herein notwithstanding such termination. Notwithstanding the provisions of the first and second sentences of this Section 10(a), the covenants incorporated herein may not be amended, supplemented, waived or otherwise modified without the consent of the Required Lenders if a default under the Corporate Credit Agreement or any Replacement Corporate Credit Agreement has occurred.

               (b) So long as this Guarantee and the Commitments remain in effect and the Guaranteed Obligations remain outstanding and unpaid, the Company shall, and shall cause each of its Subsidiaries to:

                         (i) Pledge all of the capital stock of any Significant
                    Domestic Subsidiary, and 65% of the capital stock of any Significant Foreign Subsidiary (other than Safeskin Corporation (Malaysia) SDN BHD), formed or acquired after the Closing Date (as defined in the Corporate Credit Agreement) pursuant to the Pledge Agreement, and cause each such Significant Domestic Subsidiary to execute and deliver an appropriate joinder to this Guarantee and the Security Agreement

                         (ii) Promptly following its acquisition of any fee
                    simple real property in the United States, execute and deliver to the Collateral Agent a deed of trust or mortgage in form and substance acceptable to the Collateral Agent creating a first priority Lien on such real property securing the Guaranteed Obligations, the Corporate Credit Agreement Obligations and the Senior Secured Note Obligations, and provide to the Collateral Agent such customary lender's title insurance policies, appraisals, environmental reports and other related documents as the Collateral Agent may reasonably request;

                         (iii) If the aggregate sales by Foreign Subsidiaries to
                    unrelated Persons constitute more than 25% of the aggregate sales by the Company and its Subsidiaries to unrelated Persons, promptly execute and deliver such security documents to and in favor of the Collateral Agent as the Collateral Agent may require to obtain and perfect a Lien on the property of any Foreign Subsidiary whose sales to unrelated Persons constitute more than 15% of the total sales by the Company and its Subsidiaries to unrelated Persons;

                         (iv) Not create, incur, assume or suffer to exist any
                    Lien or Negative Pledge of any nature upon or with respect to any of their respective properties, or engage in any sale and leaseback transaction with respect to any of their respective properties, whether now owned or hereafter acquired, except:

                           (a) Liens and Negative Pledges existing on the
                      Initial Closing Date and disclosed in Schedule 10(b)(iii) and any renewals/extensions or amendments thereof, provided that the obligations secured or benefitted thereby are not increased;

                           (b) Liens and Negative Pledges securing, pari passu,
                      the Guaranteed Obligations, the Corporate Credit Agreement Obligations and the Senior Secured Note Obligations;

                           (c) Permitted Encumbrances;

                           (d) Liens on Property acquired by the Company or any
                      of its Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition;

                           (e) Liens securing Indebtedness permitted by Section
                      6.10(d) of the Corporate Credit Agreement on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness or with the proceeds of any Indebtedness directly or indirectly refinanced by such Indebtedness;

                           (f) Non-consensual Liens securing Indebtedness of not
                      more than $500,000 provided that such Liens are discharged within thirty (30) days after their incurrence by the Company;

                           (g) Liens securing Additional Senior Indebtedness in
                      an aggregate principal amount outstanding at any time of not more than the Permitted Additional Senior Indebtedness Amount, provided that the holder(s) of such Additional Senior Indebtedness become a party to the Intercreditor Agreement; and

                           (h) Liens securing the Company's obligations to
                      purchasers of accounts receivable sold by the Company as permitted under Section 6.2 of the Corporate Credit Agreement.

                    (v) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter, deliver to the Investor and to the Agent, for distribution to the Lenders, a Pricing Certificate substantially in the form set forth in Exhibit A hereto setting forth a calculation of the Leverage Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations in the case of the fourth Fiscal Quarter in any Fiscal Year shall be based on the preliminary unaudited financial statements of the Company and its Subsidiaries for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Leverage Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof.

               11. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) one Business Day after delivery to a nationally recognized courier service specifying overnight delivery, (c) three Business Days after being deposited in the mail, certified or registered, postage prepaid, or (d) in the case of telecopy notice, when sent, confirmation of receipt received, addressed as follows:

                (a) if to the Agent or any Lender, at its address or telecopy number for notices provided in Section 9.2 of the Credit Agreement; and

                (b) if to any Guarantor, at its address or telecopy number for notices set forth below:

             The Company
             and the other
             Guarantors: Safeskin Corporation

                         12671 High Bluff Drive
                         San Diego, California 92130
                         Attention: William R. LaRue, Vice-President-Treasurer Telecopy No.: (619) 350-2380

               The Agent, each Lender and each Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this
Section 11.

               12. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               13. Integration. This Guarantee and the other Operative Agreements represents the agreement of the Guarantors with respect to the subject matter hereof and there are no promises or representations by the Agent or any Lender relative to the subject matter hereof not reflected herein or in the other Operative Agreements.

               14. Amendments in Writing; No Waiver; Cumulative Remedies (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantors and the Agent as provided in Section 9.1 of the Credit Agreement.

               (b) Neither the Agent nor any Lender shall not by any act (except by a written instrument pursuant to Section 14(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

               (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

               15. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

               16. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantors and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

               17. SUBMISSION TO JURISDICTION; WAIVERS. (a) EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ALL LEGAL ACTIONS OR PROCEEDINGS RELATING TO THIS GUARANTEE OR ANY OTHER OPERATIVE AGREEMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK, AND THE APPELLATE COURTS THEREOF AND WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION OR PROCEEDING TO ANY FEDERAL COURT;

                (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURT, WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND WAIVES ANY OBJECTION THAT SUCH ACTION OR PROCEEDING IN ANY SUCH COURT WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD, CLAIM OR ASSERT THE SAME;

                (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
        MAIL), POSTAGE PREPAID TO, OR BY PERSONAL SERVICE AT, ITS ADDRESS SET FORTH HEREIN OR SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT HERETO, WHETHER OR NOT SUCH ADDRESS BE WITHIN THE JURISDICTION OF ANY SUCH COURT;

                (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT (AND NOT OF THIS GUARANTOR) TO SUE IN ANY OTHER JURISDICTION; AND

                (v) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 18 ANY SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES.

               (b) EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

               (c) EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO ASSERT, ARGUE OR RAISE, IN ANY ACTION BROUGHT BY THE AGENT OR THE LENDERS AGAINST ANY GUARANTOR

UNDER THIS GUARANTY, THAT THE AGENT AND THE LENDERS STRUCTURED THE TRANSACTION CONTEMPLATED BY THE OPERATIVE AGREEMENTS IN SUCH A MANNER PRIMARILY TO CIRCUMVENT THE CALIFORNIA ONE-FORM-OF-ACTION AND ANTI-DEFICIENCY LAWS, INCLUDING CALIFORNIA CODE OF CIVIL PROCEDURE Sections 580a, 580b, 580d AND 726.

               (d) Each Guarantor hereby waives all of such Guarantor's rights of subrogation and reimbursement and any other rights and defenses available to such Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive, including (a) any defenses such Guarantor may have to the obligations undertaken by such Guarantor in this Guaranty by reason of an election of remedies by the Agent or the Lenders, and (b) any rights or defenses such Guarantor may have by reason of protection afforded to the Borrower with respect to the obligations guaranteed hereby pursuant to the antideficiency or other laws of the State of California limiting or discharging the Borrower's indebtedness, including California Code of Civil Procedure Section 580a, 580b, 580d or 726. Each Guarantor's waiver of defenses under clause (a) above is made even though an election of remedies by the Agent or the Lenders, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, destroys such Guarantor's rights of subrogation and reimbursement against the Borrower by the operation of California Code of Civil Procedure Section 580d or otherwise. The foregoing waivers shall not be deemed a waiver of the defense that the Guaranteed Obligations have been paid or the Commitments reduced.

               (e) Each Guarantor waives all rights and defenses that such Guarantor may have because the Guaranteed Obligations are secured by real property. This means, among other things:

                1. The Agent and the Lenders may collect from the Guarantors without first foreclosing on any real or personal property collateral pledged by the Borrower or any other Person.

                2. If the Agent or any Lender forecloses on any real property collateral pledged by the Borrower or any other Person:

                      (A) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                      (B) The Agent and/or any Lender may collect from the Guarantors even if the Agent or any Lender, by foreclosing on the real property collateral, has destroyed any right any Guarantor may have to collect from the Borrower or any other Person.

               This is an unconditional and irrevocable waiver of any rights and defenses the Guarantors may have because the Guaranteed Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

               (f) Each Guarantor waives all rights and defenses arising out of an election of remedies by the Agent and the Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed any Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

               (g) Each Guarantor waives (A) all rights and defenses that are based upon, directly or indirectly, Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure, and (B) all rights and defenses that are or may become available to the Guarantors by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

               (h) Each Guarantor acknowledges and agrees that the waivers of various California statutes and related provisions contained in this Guarantee are for the added protection of the Agent and the Lenders and do not limit, change or otherwise affect the choice of law provision contained in Section 18, below (which choice of law provision shall be given full force and effect).

               18. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

               19. Authority of Agent. Each Guarantor acknowledges that the rights and responsibilities of the Agent under this Guarantee with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and each Guarantor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

               20. Third Party Beneficiaries. Each Guarantor expressly acknowledges and agrees that each Indemnified Person shall be a third party beneficiary of this Guarantee.

               21. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 4 hereof. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to Beneficiaries and each Guarantor shall remain liable to the Beneficiaries for the full amount guaranteed by such Guarantor hereunder.

               IN WITNESS WHEREOF, the undersigned have caused this Guarantee to be duly executed and delivered by their respective duly authorized officer as of the day and year first above written.


                                       SAFESKIN CORPORATION


                                       By:_________________________________
                                             Name:
                                        Title:


                                       SAFESKIN SCIENTIFIC CORPORATION


                                       By:_________________________________
                                             Name:
                                        Title: